UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 15, 2006

Dominion Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia	1-8489	54-1229715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia	232219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 15, 2006, Dominion Resources, Inc. (Dominion) established the Reset Rate, as determined by Citigroup Capital Markets Inc. (Citigroup), for its 2002 Series A 5.75% Senior Notes due May 15, 2008 under a Remarketing Agreement dated March 20, 2002, as amended January 30, 2006, between Citigroup and Dominion. On and after February 21, 2006, the Senior Notes will bear interest at 5.687%. The total principal amount outstanding of the Senior Notes is $330,000,000.

Item 9.01 Financial Statements and Exhibits.

Exhibits
4	First Amended and Restated Remarketing Agreement, dated as of January 30, 2006, between Dominion Resources, Inc. and Citigroup Global Markets Inc. (as successor to Salomon Smith Barney Inc.) (filed herewith).

8	Tax Opinion of McGuireWoods LLP (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Patricia A. Wilkerson
Name: Patricia A. Wilkerson Title: Vice President and Corporate Secretary

Date: February 15, 2006